Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 300 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA 90071-3144 TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com	FIRM/AFFILIATE OFFICES BOSTON CHICAGO
HOUSTON NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS
[●], 2016	FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE SYDNEY
Colony Global Acquisition Corp.	TOKYO
515 South Flower Street, 44th Floor Los Angeles, CA 90071	TORONTO

RE:	Colony Global Acquisition Corp.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Colony Global Acquisition Corp., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Company of (a) 30,000,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one warrant of the Company (a “Warrant”); each Warrant exercisable for the purchase of one-half of one share of Class A Common Stock, (b) up to an additional 4,500,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (together with the Firm Units, the “Units”), and (c) all shares of Class A Common Stock and all Warrants issued as part of the Units.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of (a) the Registration Statement, (b) an executed certificate for the Company of the Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”), (c) certain resolutions of the Board of Directors of the Company certified pursuant to the Secretary’s Certificate, (d) a copy of the

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[●], 2016

Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware and certified pursuant to the Secretary’s Certificate, (e) the Company’s Bylaws certified pursuant to the Secretary’s Certificate, (f) a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (the “Delaware Certificate”) and (e) the following each in the form filed with the Commission as exhibits to the Registration Statement: (i) the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and the underwriters; (ii) the Warrant certificate; (iii) the Unit certificate; (iv) the Warrant Agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”); and (v) the Amended and Restated Certificate of Incorporation of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that American Stock Transfer & Trust Company, LLC, as warrant agent, had the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by American Stock Transfer & Trust Company, LLC of the Warrant Agreement and the validity and binding effect thereof on American Stock Transfer & Trust Company, LLC, and that each of the documents identified in (e)(i) through (e)(v) of the preceding paragraph will be entered into or filed or adopted as appropriate. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other authorized representatives of the Company and of public officials.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.

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The opinions set forth in the opinion paragraphs 3 and 5 below are subject to the following further qualifications, assumptions and limitations:

(a) validity or enforcement of any agreements or instruments that may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(b) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, such opinion is (i) rendered in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and (ii) subject to the qualification that such enforceability may be limited by principles of comity or constitutionality.

Based upon and subject to the foregoing, we are of the opinion that:

1. Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2. The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and the Warrant Agreement and to consummate the issuance and sale of the Units and the Warrants.

3. Each Unit will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when such Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4. The shares of Class A Common Stock included in the Units will be duly authorized by all requisite corporate action on the part of the Company under the DGCL, validly issued, fully paid and nonassessable when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement.

5. Warrants issued under the Warrant Agreement that are included in the Units, when such Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be duly authorized

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by all requisite corporate action on the part of the Company under the DGCL, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,